As filed with the Securities and Exchange Commission on March 10 , 2020
Registration No. 333-228391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UTSTARCOM HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1007606 (I.R.S. Employer Identification Number)

Level 6, 28 Hennessy Road, Admiralty,

Hong Kong

(Address, including zip Code, of Principal Executive Offices)

UTStarcom Holdings Corp.

2006 Equity Incentive Plan (as amended)

(Full title of each plan)

UTSTARCOM INC.

2635 North First Street, No. 148, San Jose,

CA 95134

+1 408 453 4557

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tenling Ti Chief Executive Officer UTstarcom Holdings Corp. Level 6, 28 Hennessy Road, Admiralty, Hong Kong (852) 3951 9757	Meng Ding Sidley Austin LLP 39/F, Two Int'l Finance Centre Central, Hong Kong (852) 2509 7858

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☐
		Emerging growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)B) of the Securities Act.

EXPLANATORY NOTE

 On November 15, 2018, UTStarcom Holdings Corp. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-228391) to register 1,500,000 ordinary shares, par value US$0.00375 per share, issued under the Company’s 2006 Equity Incentive Plan (as amended). This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission solely to update the name, address and telephone number of the agent for service on the cover page and the U.S. duly authorized representative of the Registration Statement on Form S-8. No other changes are being made to the information set forth in the original Registration Statement on Form S-8.

Item 8. Exhibits.

Exhibit Number	Exhibit Document
4.1

UTStarcom Holdings Corp. 2006 Equity Incentive Plan (as amended) (filed as Exhibit 4.1 to the Registrant’s Form S-8 (Registration No. 333-228391) filed on November 15, 2018 and incorporated by reference herein)

5.1	Opinion of Maples and Calder (filed as Exhibit 5.1 to the Registrant’s Form S-8 (Registration No. 333-228391) filed on November 15, 2018 and incorporated by reference herein)
23.1	Consent of Grant Thornton *
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

 * Previously filed with Form S-8 Registration Statement (File No. 333-228391)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to Registration Statement on Form S-8 (333-228391) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China, on March 10, 2020.

UTSTARCOM HOLDINGS CORP.
By:	/s/ Tenling Ti Name: Tenling Ti Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Tenling Ti and Eric Lam, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date
By:	/s/ Yongqing Yan Yongqing Yan	Chairman, Director	March 10, 2020
By:	/s/ Tenling Ti Tenling Ti	Chief Executive Officer, Director (principal executive officer)	March 10, 2020
By:	/s/ Eric Lam Eric Lam	Vice President of Finance (principal financial and accounting officer)	March 10, 2020
By:	/s/ Wendong Zhang Wendong Zhang	Independent Director	March 10, 2020
By:	/s/ Sean Shao Sean Shao	Independent Director	March 10, 2020
By:	/s/ Jintong Lin Jintong Lin	Independent Director	March 10, 2020
By:	/s/ Tenling Ti Name: Tenling Li Title: Chief Executive Officer	Authorized Representative in the United States	March 10, 2020